       EXHIBIT 4.2

FORM OF U.S. SUBSIDIARY GUARANTY

U.S. Subsidiary Guaranty

U.S. Subsidiaries of DeVry Inc.
Dated as of May 16, 2003
as amended and restated as of January 11, 2007

Re: Credit Agreement dated May 16, 2003, as amended, among DeVry Inc. and Global Education International, Inc. as the Borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, and the Other Lenders Party Thereto

Table of Contents

(Not a part of the Agreement)

SECTION                                             HEADING                                         PAGE

PARTIES... 1

RECITALS... 1

SECTION 1.      DEFINITIONS... 1

SECTION 8.     NOTICES... 11

SECTION 9.     MISCELLANEOUS... 12

Attachments to U.S. Subsidiary Guaranty:

Exhibit A — Form of Guaranty Joinder

U.S.  SUBSIDIARY GUARANTY
As Amended and Restated

Re: Credit Agreement
____________________________________________________________________

This U.S. Subsidiary Guaranty dated as of May 16, 2003, as amended and restated as of January 11, 2007 (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

RECITALS

A. Reference is made to the Credit Agreement dated as of May 16, 2003, as amended to and including the Third Amendment thereto (the "Third Amendment") dated as of January 11, 2007 (herein, as the same may be further amended or modified from time to time, the “Credit Agreement”) among DeVry Inc., a Delaware corporation (“DeVry”), Global Education International, Inc. (“GEI” and, together with DeVry, the “Borrowers”), the lenders party thereto (the “Lenders”), and Bank of America, N.A. as administrative agent (the “Administrative Agent”) providing for, among other things, up to $175 million in loans (the “Loans”) and letters of credit (the “Letters of Credit”).

B.  Each Guarantor is a direct or indirect U.S. Subsidiary of DeVry.

C.  The Credit Extensions under the Credit Agreement have benefited and will continue to benefit the Borrowers and their Subsidiaries by, among other things, providing funds to enable the Borrowers to finance working capital and capital expenditures, support the issuance of standby letters of credit, make Restricted Payments to the extent permitted in Section 7.6 of the Credit Agreement, and for other general corporate purposes.

D.  Pursuant to the Credit Agreement as originally executed as of May 16, 2003, each of the Guarantors executed a Guaranty dated as of May 16, 2003 (the "Existing Guaranty Agreement"), or a Guaranty Joinder joining such Guarantor as a party thereto, and now desire to amend and restate such Existing Guaranty Agreement in its entirety. The obligations of the Lenders to make Credit Extensions under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a Guaranty in the form hereof. As consideration therefor and in order to induce the Lenders to execute the Third Amendment and to make Credit Extensions under the Credit Agreement, the Guarantors are willing to execute this Guaranty case as security for the Obligations under the Credit Agreement.

E.  The Administrative Agent and the Lenders have required as a condition to the effectiveness of the Third Amendment and to their obligations to make Credit Extensions under the Credit Agreement that DeVry cause each Person that hereafter at any time becomes a U.S. Subsidiary to enter into a Guaranty Joinder in substantially the form set forth as Exhibit A hereto (a “Guaranty Joinder”) as security for the Obligations under the Credit Agreement and DeVry has agreed to cause each Person that hereafter becomes a U.S. Subsidiary to execute a Guaranty Joinder.

Now, therefore, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Section 1.	Definitions

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement or as the context shall otherwise require.

Section 2.	Guaranty of Obligations and Credit Agreement.

(a)  Subject to the limitations set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Administrative Agent and the Lenders: (1) the full and prompt payment of all Obligations (as defined in the Credit Agreement) including, without limitation, all principal of and interest under, all Loans (whether Base Rate Loans, Eurocurrency Rate Loans or Swing Line Loans), all L/C Obligations, all L/C Borrowings, all Specified Swap Obligations and all fees, expenses and other amounts, if any, from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent legally enforceable, interest due on overdue payments of principal) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Borrowers of each and all of the obligations, covenants and agreements required to be performed or owed by the Borrowers under the terms of the Loan Documents, and (3) the full and prompt payment, upon demand by the Administrative Agent or the Lenders, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Administrative Agent or any Lender under or in respect of any Loan Document or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Loan Documents or any of the terms thereof or any other like circumstance or circumstances (the payment, performance and observance of all such Obligations, covenants and agreements being herein collectively called the “Guaranteed Obligations”).

(b)  The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, be enforceable under applicable law and result in the performance of the obligations of such Guarantor hereunder and not constitute a fraudulent transfer, obligation or conveyance.

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(c)  All amounts payable under this Guaranty by each Guarantor shall be made in the lawful currency of the United States of America.

Section 3.	Guaranty of Payment and Performance.

This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Obligation or any Loan Document be brought against the Borrowers or any other Person or that resort be had to any direct or indirect security for the Guaranteed Obligations or any Loan Document or any other remedy. The Administrative Agent on behalf of the Lenders may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Borrowers or any other Person and without first resorting to any direct or indirect security for the Guaranteed Obligations or any Loan Document or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Administrative Agent or any Lender of any direct or indirect security for, or other guaranties of, any debt, liability or obligation of the Borrowers or any other Person to the Administrative Agent or any Lender or by any failure, delay, neglect or omission by the Administrative Agent or any Lender to realize upon or protect any such guarantees, debt, liability or obligation or any instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by the Administrative Agent or any Lender.

The covenants and agreements on the part of the Guarantors herein contained shall be joint and several covenants and agreements, and references to the Guarantors shall be deemed references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

Section 4.	General Provisions Relating to the Guaranty.

(a)Each Guarantor hereby consents and agrees that the Administrative Agent and/or any Lender from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as the Administrative Agent or such Lender may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, increase, change, compromise, release or extend the duration of the time for the performance or payment of any debt, liability or obligation of the Borrowers or of any other Person secondarily or otherwise liable for any debt, liability or obligations of the Borrowers on the Guaranteed Obligations or under any Loan Document, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any Loan Document;

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, the

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Administrative Agent or any Lender as direct or indirect security for the payment or performance of any debt, liability or obligation of the Borrowers or of any other Person secondarily or otherwise liable for any debt, liability or obligation of the Borrowers under any Loan Document; and/or

(3) settle, adjust or compromise any claim of the Borrowers against any other Person secondarily or otherwise liable for any debt, liability or obligation of the Borrowers under any Loan Document.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

   (b)  Each Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Administrative Agent or the Lenders or of the creation, renewal or accrual of any liability of the Borrowers, present or future, or of the reliance of the Administrative Agent or any of the Lenders upon this Guaranty (it being understood that all Guaranteed Obligations described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); and

(2) demand of payment by the Administrative Agent on behalf of the Lenders from the Borrowers or any other Person indebted in any manner on or for any of the Guaranteed Obligations; and

(3) presentment for the payment by the Administrative Agent on behalf of the Lenders or any other Person of any Loan Document or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of the Administrative Agent to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)  The obligations of each Guarantor hereunder shall be binding upon such Guarantor and its successors and assigns, and shall remain in full force and effect until the date on which all Commitments of the Lenders shall have terminated, all Letters of Credit shall have expired or terminated and all Obligations have indefeasibly been paid in full

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(the “Termination Date”) and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Guarantor:

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(1) the genuineness, validity, regularity or enforceability of any of the Loan Documents or any of the terms of any thereof, the continuance of any obligation on the part of the Borrowers or any other Guarantor on or in respect of or under any Loan Document or the power or authority or the lack of power or authority of the Borrowers to execute and deliver any Loan Document or of any other Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Borrowers or any other Guarantor as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by the Borrowers or any other Guarantor of any obligations of any kind or character whatsoever under any Loan Document; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Borrowers or any other Guarantor or in respect of the property of the Borrowers or any other Guarantor or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Borrowers or any other Guarantor; or

(4) impossibility or illegality of performance on the part of the Borrowers or any other Guarantor of its obligations under any Loan Document; or

(5) in respect of the Borrowers or any other Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Borrowers or any other Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Borrowers or any other Guarantor and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, lien or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Borrowers or any Guarantor or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Guarantor, or against any sums payable in respect of or under any Loan Document, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or

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prevent, or in any way adversely affect, the performance by the Borrowers or any Guarantor of its respective obligations under or in respect of any Loan Document; or

(8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Borrowers or any other Guarantor to keep and perform any obligation, covenant or agreement under the terms of any Loan Document, or this Guaranty or failure to resort for payment to the Borrowers or any other Guarantor or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Borrowers or any other Guarantor, amendments, modifications, consents or waivers with respect to any Loan Document, or the sale, release, substitution or exchange of any security for any Guaranteed Obligation; or

(11) any change in the ownership of any shares of the Borrowers or any Guarantor; or

(12) any defense whatsoever that: (i) the Borrowers or any other Guarantor might have to the payment under any Loan Document, other than payment thereof in Federal or other immediately available funds, or (ii) the Borrowers or any other Guarantor might have to the performance or observance of any of the provisions of any Loan Document, whether through the satisfaction or purported satisfaction by the Borrowers or any other Guarantor of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13) any act or failure to act with regard to any Loan Document or anything which might vary the risk of any Guarantor; or

(14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the obligations of any Guarantor under this Guaranty;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of each Guarantor shall be absolute, irrevocable and unconditional and shall not be discharged, impaired or varied except by the payment of all Obligations in accordance with their respective terms whenever the same shall become due and payable and all other sums due and payable under any Loan Document, at the place specified in and all in the manner and with the effect provided in the Credit Agreement, as may be amended or modified from time to time. Without limiting the

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foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Borrowers shall default under or in respect of the terms of any Loan Document and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Borrowers under any Loan Document shall remain in full force and effect and shall apply to each and every subsequent default.

(d)  All rights of the Administrative Agent or any Lender hereunder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the appointment of a successor to the Administrative Agent or any permitted transfer by a Lender of its rights under the Credit Agreement, whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Borrowers.

(e)  To the extent of any payments made under this Guaranty, each Guarantor shall be subrogated to the rights of the Administrative Agent and/or the Lenders to whom such payment was made, but such Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Borrowers with respect to the Obligations under the Loan Documents and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until the Termination Date. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of all amounts payable under the Loan Documents and this Guaranty, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent for the benefit of the Administrative Agent and the Lenders to be credited and applied to the amounts due or to become due with respect to all amounts payable under the Loan Documents and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f)  Each Guarantor agrees that, to the extent either Borrower, any other Guarantor or any other Person makes any payment under any of the Loan Documents, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to the Administrative Agent or any Lender from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

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(g)  Neither the Administrative Agent nor any Lender, shall be under any obligation: (1) to marshall any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Borrowers under or in respect of the Loan Documents or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(h)  The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Indebtedness of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

Section 5.	Representations and Warranties of the Guarantors.

Each Guarantor represents and warrants to the Administrative Agent and each Lender that:

(a) Such Guarantor is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company, limited partnership or other similar legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the ability of such Guarantor to perform its obligations under this Guaranty, or (2) the validity or enforceability of this Guaranty against such Guarantor (herein in this Section 5, a “Material Adverse Effect”). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b) This Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under its charter documents, or except for contraventions, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or

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affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its Subsidiaries.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e) Except in the case of DeVry Canada, LLC, DeVry Leasing Corp. and DeVry Educational Products Inc., such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

(f) All representations in the Credit Agreement applicable to such Guarantors (or any of them) are true and correct in all material respects.

Section 6.	Amendments, Waivers and Consents.

This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), pursuant to the provisions of Section 11.1 of the Credit Agreement. This Guaranty may be amended by the addition of additional Guarantors pursuant to a Guaranty Joinder.

Section 7.	Submission to Jurisdiction; Waiver of Jury Trial.

Section 7.1.  Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.   (a) Each Guarantor irrevocably submits to the nonexclusive in personam jurisdiction of any State of New York or federal court sitting in New York City, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent it may effectively do so under applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(b)  Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 7.1 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

(c)  Each Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 7.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Guarantor specified in Section 8 or at such other address of which you shall then have been notified pursuant to said Section or to any agent for service of process appointed pursuant to the provisions of Section 7.2. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)  Nothing in this Section 7.1 shall affect the right of the Administrative Agent or the Lenders to serve process in any manner permitted by law, or limit any right that the Administrative Agent or the Lenders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)  Each Guarantor waives trial by jury in any action brought on or with respect to this Guaranty or the Loan Documents or any other document executed in connection herewith or therewith.

Section 7.2.  Service of Process Upon Guarantors. Each Guarantor hereby irrevocably designates, appoints and empowers DeVry and its successors as the designee, appointee and agent for each Guarantor to receive, accept and acknowledge, for and on behalf of such Guarantor and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Guaranty in the case of the New York federal and state courts located in New York City, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each Guarantor agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, each Guarantor will forthwith irrevocably designate a new designee, appointee and agent, which shall irrevocably agree to act as such, with the powers and for purposes speci-fied in this Section 7.2. Each Guarantor further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to any Loan Document or this Guaranty delivered to such Guarantor in accordance with this Section 7.2 or to its then designee, appointee or agent for service. If service is made upon such designee,

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appointee and agent, a copy of such process, summons, notice or document shall also be provided to any Guarantor at the address specified in Section 8 by registered or certified mail, or overnight express air courier; provided that failure of such Lender to provide such copy to such Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings. Each Guarantor agrees that service upon such Guarantor or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon such Guarantor with respect to matters contemplated in this Section 7.2 and that the failure of any such designee, appointee and agent to give any notice of such service to such Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the Administrative Agent or the Lenders to bring actions, suits or proceedings with respect to the obligations and liabilities of any Guarantor under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the Administrative Agent or the Lenders may be located or assets of such Guarantor may be found or as otherwise shall to Administrative Agent or the Lenders seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.

Section 8.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(1) if to the Administrative Agent, to such address as listed in Schedule 11.2 of the Credit Agreement, or

(2) if to any Guarantor, to such Guarantor c/o the Borrowers at One Tower Lane, Oakbrook Terrace, IL 60181, or at such other address as such Guarantor shall have specified to the Administrative Agent in writing.

Notices under this Section 8 will be deemed given only when actually received.

Section 9.	Miscellaneous.

(a)  No remedy herein conferred upon or reserved to the Administrative Agent or any Lender is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver

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thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Administrative Agent or any Lender to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Administrative Agent or Lender to physically produce the Loan Documents in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

 (b)  The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose in the Credit Agreement, or by such other reasonable method or at such other address as the Administrative Agent or the Lenders shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Loan Documents.

(c)  Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)  If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)  This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and each Lender and its successors and assigns whether so expressed or not, until the Termination Date.

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the law of the State of New York.

(h) The Recitals are incorporated into this Guaranty by reference with the same force and effect as though set forth herein in full.

(i) The Administrative Agent is authorized to enforce this Guaranty on behalf of the Lenders.

                                                F-1-16

In Witness Whereof, each of the undersigned has caused this U.S. Subsidiary Guaranty to be duly executed by an authorized representative as of this 11th day of January, 2007.

DeVry University, Inc.
By: ____________________________________ Name: Richard M. Gunst Title: Senior Vice President
DeVry/Becker Educational Development Corp.
DeVry Educational Development Corp.
Ross University Services, Inc.
DeVry University, Inc.
Becker CPA Review Corp.
International Education Holdings, Inc.
Dominica Management, Inc.
DeVry/New York, Inc.
Dominica Services Inc.
Chamberlain College of Nursing and Health Sciences, Inc. . (f/k/a Ross University School of Nursing and Health Sciences, Inc.)
By: ____________________________________ Name: Richard M. Gunst Title: Vice President and Treasurer
DeVry International Holdings LLC By: DeVry Inc., its Sole Member By:______________________________________ Name: Richard M. Gunst Title: Senior Vice President

DeVry Florida LLC By: DeVry University, Inc., its Sole Member By:______________________________________ Name: Richard M. Gunst Title: Senior Vice President
DeVry Canada LLC By: DeVry Educational Development Corp., its Sole Member By:______________________________________ Name: Richard M. Gunst Title: Vice President and Treasurer
                                                                    Chamberlain College of Nursing LLC (f/k/a
                                                                    Deaconess College of Nursing LLC),

                                                                    By: Chamberlain College of Nursing and Health
                                                                        Sciences, Inc., its Sole Member

                                                                    By:______________________________________
                                                                    Name: Richard M. Gunst
                                                                     Title: Vice President and Treasurer

Signature Page to U.S. Subsidiary Guaranty